Exhibit 99.1

FOR IMMEDIATE RELEASE

WEDNESDAY, JULY 6, 2022

SOTHERLY HOTELS INC. PROVIDES OPERATING UPDATE

Williamsburg, Virginia – July 6, 2022 – Sotherly Hotels Inc. (NASDAQ: SOHO), (“Sotherly” or the “Company”), a self-managed and self-administered lodging real estate investment trust (a “REIT”), today provided an update on recent operating trends. Please visit Sotherly Hotels 2Q 2022 Operating Trends to view the updated presentation the Company released on its website, which includes additional details on recent operating trends.

As part of the update, the Company reported preliminary operating results for the Company’s ten wholly owned properties, (“same-store” portfolio metrics). Accordingly, the actual data does not include the participating condominium hotel rooms of the Hyde Resort & Residences and the Hyde Beach House or recently sold properties--Sheraton Louisville Riverside and the DoubleTree by Hilton Raleigh Brownstone. Preliminary same-store portfolio metrics for the second quarter 2022 were as follows:

April Results				May Results
	April 2022	% Variance to 2021	% Variance to 2019		May 2022	% Variance to 2021	% Variance to 2019
Occupancy	72.4%	28.9%	-8.1%	Occupancy	68.4%	14.7%	-11.1%
ADR	$187.07	26.4%	9.5%	ADR	$184.17	25.0%	7.1%
RevPAR	$134.33	62.6%	0.8%	RevPAR	$124.73	43.3%	-4.8%

June Results				Q2 Results
	June 2022	% Variance to 2021	% Variance to 2019		Q2 2022	% Variance to 2021	% Variance to 2019
Occupancy	67.8%	9.4%	-10.9%	Occupancy	69.5%	17.3%	-10.0%
ADR	$173.11	15.5%	7.8%	ADR	$181.61	22.4%	8.2%
RevPAR	$116.10	25.7%	-4.2%	RevPAR	$125.05	43.2%	-2.7%

"We’re encouraged with these preliminary results for the second quarter, which reflect the Company’s continued improvement in performance and the sustained recovery of the industry," commented Dave Folsom, the Company’s President and Chief Executive Officer. "The second quarter’s improvements were largely driven by a strong return in demand from the business and group segments, which was layered with the continued strength in leisure demand.”

About Sotherly Hotels Inc.

Sotherly Hotels Inc. is a self-managed and self-administered lodging REIT focused on the acquisition, renovation, upbranding and repositioning of upscale to upper-upscale full-service hotels in the Southern United States. Sotherly may also opportunistically acquire hotels throughout the United States. Currently, the Company’s portfolio consists of investments in ten hotel properties, comprising 2,786 rooms, as well as interests in two condominium hotels and their associated rental programs. The Company owns hotels that operate under the Hilton Worldwide and Hyatt Hotels Corporation brands, as well as independent hotels. Sotherly Hotels Inc. was organized in 2004 and is headquartered in Williamsburg, Virginia. For more information, please visit www.sotherlyhotels.com.

Contact at the Company:

Mack Sims

Vice President – Operations & Investor Relations

Sotherly Hotels Inc.

306 South Henry Street, Suite 100

Williamsburg, Virginia 23185

757.229.5648

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe our current strategies, expectations, and future plans are generally identified by our use of words, such as “intend,” “plan,” “may,” “should,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity,” and similar expressions, whether in the negative or affirmative, but the absence of these words does not necessarily mean that a statement is not forward-looking. All statements regarding our expected financial position, business and financing plans are forward-looking statements.

Factors which could have a material adverse effect on the Company’s future results, performance and achievements, include, but are not limited to: national and local economic and business conditions that affect occupancy rates and revenues at our hotels and the demand for hotel products and services; risks associated with the hotel industry, including competition and new supply of hotel rooms, increases in wages, energy costs and other operating costs; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements, including our recently negotiated forbearance agreements and loan modifications and, as necessary, to refinance or seek an extension of the maturity of such indebtedness or further modification of such debt agreements; risks associated with adverse weather conditions, including hurricanes; impacts on the travel industry from pandemic diseases, including COVID-19; the availability and terms of financing and capital and the general volatility of the securities markets; management and performance of our hotels; risks associated with maintaining our system of internal controls; risks associated with the conflicts of interest of the Company’s officers and directors; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in our current and proposed market areas; risks associated with our ability to maintain our franchise agreements with our third party franchisors; our ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations; our ability to successfully expand into new markets; legislative/regulatory changes, including changes to laws governing taxation of real estate investment trusts (“REITs”); the Company’s ability to maintain its qualification as a REIT; and our ability to maintain adequate insurance coverage. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved.

Additional factors that could cause actual results to vary from our forward-looking statements are set forth under the section titled “Risk Factors” in our Annual Report on Form 10-K, in this report and subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially.